As filed with the Securities and Exchange Commission on November 12, 2024	Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

______________________________________________

TYSON FOODS, INC.
(Exact name of registrant as specified in its charter)

______________________________________________

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway
Springdale, AR 72762-6999
(Address of Registrant’s principal executive offices)

Tyson Foods, Inc. 2000 Stock Incentive Plan
(Full Title of the Plan)

Adam Deckinger
General Counsel and Secretary
Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, AR 72762-6999
(Name and address of agent for service)

(479) 290-4000
(Telephone number including area code, of agent for service)

Copies to:

Lillian Tsu, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006

______________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement relates to the registration of 3,500,000 shares of Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), of the Registrant to be offered and sold under the Tyson Foods, Inc. 2000 Stock Incentive Plan (as amended and restated as of February 9, 2023) (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The rules of the Commission allow us to incorporate by reference information into this Registration Statement. The information incorporated by reference is considered to be a part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. This Registration Statement incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or (2) furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024 (the “Annual Report”), as filed with the Commission on November 12, 2024;

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report;

(c)
The description of the Registrant’s Class A Common Stock contained in its registration statement on Form 8-A filed with the Commission on October 14, 1997 (File No. 001-4704), together with any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
None.

Item 6. Indemnification of Directors and Officers
Tyson Foods, Inc. (“Tyson”) is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

●	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

●	for any transaction from which the director derived an improper personal benefit.
In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of each corporation’s directors to such corporation or its stockholders for monetary damages for breach of fiduciary as director.
Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.
The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise. The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.
In accordance with Section 145(a) of the DGCL, Tyson’s by-laws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the DGCL.
Pursuant to Tyson’s by-laws, Tyson may maintain a directors’ and officers’ insurance policy which insures the directors or officers of such corporation and those serving at the request of such corporation as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. Tyson currently has a policy providing directors and officers liability insurance in certain circumstances
In addition, Tyson has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that Tyson will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.
Item 7. Exemption From Registration Claimed
Not applicable.

Item 8. Exhibits
The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.
(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on November 12, 2024.

TYSON FOODS, INC.

By:	/s/ Curt T. Calaway
Name: Curt T. Calaway Title: Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Curt T. Calaway and Adam S. Deckinger, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John H. Tyson	Chairman of the Board of Directors	November 12, 2024
John H. Tyson

/s/ Les R. Baledge	Director	November 12, 2024
Les R. Baledge

/s/ Mike Beebe	Director	November 12, 2024
Mike Beebe

/s/ Lori J. Bondar	Senior Vice President and Chief Accounting Officer	November 12, 2024
Lori J. Bondar	(Principal Accounting Officer)

/s/ Maria Claudia Borras	Director	November 12, 2024
Maria Claudia Borras

/s/ David J. Bronczek	Director	November 12, 2024
David J. Bronczek

/s/ Curt T. Calaway	Chief Financial Officer	November 12, 2024
Curt T. Calaway	(Principal Financial Officer)

/s/ Donnie King	President, Chief Executive Officer, and Director	November 12, 2024
Donnie King	(Principal Executive Officer)

/s/ Jonathan D. Mariner	Director	November 12, 2024
Jonathan D. Mariner

/s/ Maria N. Martinez	Director	November 12, 2024
Maria N. Martinez

/s/ Kevin M. McNamara	Vice Chairman of the Board of Directors and Lead Independent Director	November 12, 2024
Kevin M. McNamara

/s/ Cheryl S. Miller	Director	November 12, 2024
Cheryl S. Miller

/s/ Kate B. Quinn	Director	November 12, 2024
Kate B. Quinn

/s/ Jeffrey K. Schomburger	Director	November 12, 2024
Jeffrey K. Schomburger

/s/ Barbara A. Tyson	Director	November 12, 2024
Barbara A. Tyson

/s/ Noel White	Director	November 12, 2024
Noel White

EXHIBIT INDEX

Exhibit Number	Description

3.1
Restated Certificate of Incorporation of Tyson Foods, Inc., (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the Fiscal year ended October 3, 1998 (File No. 001-14704), as filed with the SEC on December 16, 1998.‡

3.2
Sixth Amended and Restated By-Laws of Tyson Foods, Inc., (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-14704), as filed with the SEC on February 12, 2020.‡

4.1
Tyson Foods, Inc. 2000 Stock Incentive Plan, (as amended and restated as of February 9, 2023) (incorporated by reference to Exhibit A filed with the Registrant’s Definitive Proxy Statement (File No. 001-14704), as filed with the SEC on December 21, 2022).‡

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (filed as part of Exhibit 5.1)*

24.1	Power of Attorney (included as part of the signature page of the Registration Statement)*

107	Filing Fee Table

* Filed herewith
‡ Incorporated herein by reference